FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
September 8, 2006	CLIENT/MATTER NUMBER 086100-0155

Wisconsin Power and Light Company
4902 North Biltmore Lane
Madison, Wisconsin 53718

Ladies and Gentlemen:

        We have acted as counsel for Wisconsin Power and Light Company, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of up to $200,000,000 aggregate amount of: (i) preferred stock, without par value, of the Company (the “Preferred Stock”); (ii) senior unsecured debt securities (the “Debt Securities”) to be issued under the Indenture, dated as of June 20, 1997 (the “1997 Indenture”), between the Company and U.S. Bank National Association (“U.S. Bank”), successor, as supplemented and amended; and (iii) first mortgage bonds (the “First Mortgage Bonds”) to be issued under the Indenture, dated as of August 1, 1941 (the “1941 Indenture”), between the Company and U.S. Bank and Richard H. Prokosch, successors, as supplemented and amended. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

        As counsel to the Company in connection with the proposed issuance and sale of the above-referenced securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Organization and Bylaws, each as amended to date; (iii) the 1997 Indenture and the 1941 Indenture; and (iv) certificates of government officials and such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based upon the foregoing, we are of the opinion that:

    1.       The Company is validly existing as a corporation under the laws of the State of Wisconsin.

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Wisconsin Power and Light Company
September 8, 2006

    2.       All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable, subject to the personal liability that may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case, will have been taken when:

    a.       An order of the Public Service Commission of Wisconsin (the “PSCW”) relating to the issuance of the Preferred Stock shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    b.       The Company’s Board of Directors, or a committee thereof or a senior executive officer of the Company, in each case duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the preferences, limitations, relative rights and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

    c.       Articles of Amendment to the Company’s Restated Articles of Organization with respect to the preferences, limitations, relative rights and other terms of such shares shall have been filed with the Wisconsin Department of Financial Institutions in the form and manner required by law; and

    d.       Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    3.       All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. An order of the PSCW relating to the issuance of the Debt Securities shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    b.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

Wisconsin Power and Light Company
September 8, 2006

c. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the 1997 Indenture; and

    d.       Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    4.       All requisite action necessary to make any First Mortgage Bonds valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. An order of the PSCW relating to the issuance of the First Mortgage Bonds shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    b.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such First Mortgage Bonds and to authorize the issuance and sale of such First Mortgage Bonds;

c. Such First Mortgage Bonds shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the 1941 Indenture; and

    d.       Such First Mortgage Bonds shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

        We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP